Exhibit 10.10

Spousal Consent Letter

I, [Name of Spouse], the undersigned (ID Card No.: ******), as the lawful spouse of [Name of Shareholder] (ID Card No: ******, “[Name of Shareholder]”), hereby unconditionally and irrevocably approve the execution by [Name of Shareholder] of the following documents (the “Transaction Documents”), and the disposal of the equity interests in [Name of VIE] (the “Company”) that are held by and registered under the name of [Name of Shareholder] in accordance with the provisions of the Transaction Documents:

(1)

Amended and Restated Exclusive Option Agreement, dated [Date], by and among [Name of Shareholder], the Company, other shareholders of the Company and Hangzhou Shiqu Information and Technology Co., Ltd. (the “WFOE”);

(2)	Amended and Restated Equity Interest Pledge Agreement, dated [Date], by and among [Name of Shareholder], the Company, other shareholders of the Company and the WFOE;

(3)	Amended and Restated Shareholder Voting Proxy Agreement, dated [Date], by and among [Name of Shareholder], the Company, other shareholders of the Company and the WFOE;

(4)	Two powers of attorney, dated [Date], granted by [Name of Shareholder].

I undertake that I shall make no claim for the equity interests held by [Name of Shareholder] in the Company. I further confirm that [Name of Shareholder]’s performance of the Transaction Documents and further amendment or termination of the Transaction Documents requires no additional approval or consent from me.

I undertake that I will sign all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as may be amended from time to time).

I agree and undertake that I shall be bound by the Transaction Documents (as may be amended from time to time) and comply with the obligations for a shareholder of the Company under the Transaction Documents (as may be amended from time to time) in the event that I acquire any equity interests of the Company due to any reason. For this purpose, where necessary, I undertake to sign a series of written instruments that are substantially similar, in form and in substance, to the Transaction Documents (as may be amended from time to time).

The execution, validity, interpretation and performance of, as well as any disputes arising from, this letter are protected and governed by the laws of the People’s Republic of China (“PRC”). General legal principles and customs shall apply in the absence of statutes that are officially published by the PRC government and publicly available.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Spousal Consent Letter]

Signature:	/s/ [Name of Spouse]
Date:	[Date]

Schedule of Material Differences

One or more persons signed a spousal consent letter using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed letters differ from this form:

No.	Name of Spouse	Name of Shareholder	Name of VIE	Date
1.	XIAO Jun	WEI Yibo	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
2.	QIAN Ying	CHEN Qi	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
3.	LIU Jinhui	YUE Xuqiang	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
4.	XIAO Jun	WEI Yibo	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
5.	QIAN Ying	CHEN Qi	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
6.	LIU Jinhui	YUE Xuqiang	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
7.	WANG Mengqiu	XU Yirong	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017